Exhibit 99.1

DeVry Inc. Announces Management Realignment


   OAKBROOK TERRACE, Ill.--(BUSINESS WIRE)--Nov. 12, 2004--DeVry Inc. (NYSE:DV), an international higher-education company, today announced a realignment of management responsibilities that will more clearly focus the operating responsibilities of senior management. The changes include the creation of a chief compliance officer position, to be filled by Sharon Thomas Parrott, formerly vice president of external relations and regulatory assurance.
   In this role, Thomas Parrott will report directly to chief executive officer, Ronald Taylor. Thomas Parrott and her staff will independently and objectively review and evaluate compliance issues and concerns within the company. She will also ensure compliance with the rules and regulations of governmental agencies, that company policies and procedures are being followed, and that behavior in the organization meets the company's Code of Business Conduct.
   All marketing planning and outreach functions, including public relations and alumni relations, will be centralized under Paul Eppen, DeVry's chief marketing officer.
   Timothy Ricordati, Ed.D., has been reassigned from his position as vice president of enrollment management to the newly created position of vice president of student services and retention, with responsibilities that will include ensuring that DeVry is providing the best possible learning environment for students. John Skubiak, president of DeVry University, will serve as interim manager of student recruitment, pending results of the search currently underway.
   "Maintaining the best management team in the industry is a top priority for DeVry," said Ronald Taylor, chief executive officer of DeVry Inc. "Our management structure is evolving to ensure that there are clear lines of communications and accountability, with both the leadership strength as well as the functional alignment we need to achieve our long-term goals."
   In another unrelated move, DeVry's chief information officer, Bruno LaCaria, has announced his retirement after six years of service to the company effective November 30, 2004. James Ritchey, founder of Delta Initiative, a business and technology consulting firm, will serve as interim chief information officer while a search is conducted for a permanent CIO. Ritchey is currently serving as an independent consultant for DeVry and has successfully led several key projects for the company during the past year.
   DeVry Inc. (NYSE:DV) is the holding company for DeVry University, Ross University and Becker Professional Review. DeVry University, which includes Keller Graduate School of Management, offers associate, bachelor's and master's degree programs in technology, business and management. Ross University, through its schools of Medicine and Veterinary Medicine, offers both doctor of medicine and doctor of veterinary medicine degrees. Becker Professional Review, which includes Stalla CFA Review, provides preparatory coursework for the certified public accountant, certified management accountant and chartered financial analyst exams. DeVry Inc. is based in Oakbrook Terrace, Ill. For more information about the company, visit http://www.devry.com.

   Certain information contained in this release may constitute forward-looking statements pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Such statements may involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Potential risks and uncertainties include, but are not limited to, market conditions, dependence on student financial aid, state and provincial approval and licensing requirements, and the other factors detailed in the company's Securities and Exchange Commission filings, including those discussed under the heading "Risk Factors" in the Company's Registration Statement on Form S-3 (No. 333-22457) filed with the SEC.

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    CONTACT: DeVry Inc.
             Joan Bates, (Investor Relations), 630-574-1949
             Jonelle Niffenegger, (Media Relations), 630-706-3212